UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2010

KRAFT FOODS INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Lakes Drive, Northfield, Illinois	60093-2753
(Address of Principal executive offices)	(Zip Code)

Registrant’s Telephone number, including area code: (847) 646-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 18, 2010, we held our annual meeting of shareholders in Skokie, Illinois. 1,402,992,290 shares of our common stock, or 81.04% of our outstanding shares of common stock, were represented in person or by proxy at the annual meeting. The results of matters submitted to a shareholder vote at the annual meeting are as follows:

1.	Our shareholders re-elected the following 12 directors to each serve a one-year term expiring on the date of the 2011 annual meeting of shareholders or until his or her successor has been duly chosen and qualified.

	Number of Votes
	For	Against	Abstain	Broker Non-Votes

Ajaypal S. Banga	1,001,498,297	181,073,361	2,387,948	218,032,684

Myra M. Hart	1,048,709,509	133,995,543	2,257,407	218,029,831

Lois D. Juliber	1,038,974,916	143,711,357	2,272,095	218,033,922

Mark D. Ketchum	1,040,173,690	142,471,726	2,315,944	218,030,930

Richard A. Lerner, M.D.	1,047,948,559	134,638,969	2,372,241	218,032,521

Mackey J. McDonald	1,002,837,493	179,731,227	2,389,262	218,034,308

John C. Pope	1,040,489,729	142,003,870	2,465,857	218,032,834

Fredric G. Reynolds	1,049,289,780	133,341,587	2,327,688	218,033,235

Irene B. Rosenfeld	1,031,138,423	151,733,441	2,089,094	218,031,332

Jean-François M.L. van Boxmeer	1,048,273,057	134,319,494	2,367,199	218,032,540

Deborah C. Wright	1,035,314,054	147,380,585	2,265,184	218,032,467

Frank G. Zarb	1,046,122,934	136,352,377	2,481,734	218,035,245

2.	Our shareholders ratified the selection of PricewaterhouseCoopers LLP as our independent auditors for the year ended December 31, 2010.

Number of Votes
For	Against	Abstain	Broker Non- Votes

1,388,342,437	12,343,638	2,306,215	0

3.	Our shareholders approved the shareholder proposal regarding shareholder action by written consent.

Number of Votes
For	Against	Abstain	Broker Non- Votes

609,035,811	537,406,442	38,506,212	218,043,825

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRAFT FOODS INC.

Date:	May 21, 2010		/S/ CAROL J. WARD
		Name:	Carol J. Ward
		Title:	Vice President and Corporate Secretary